Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form F-2 of our report dated March 18, 2022 relating to the financial statements of Satellogic V Inc (formerly known as CF Acquisition Corp. V), which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
New York, New York April 29, 2022